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                                                                     Exhibit 4.2

CLIFFORD                                           LIMITED LIABILITY PARTNERSHIP

CHANCE

                                                                 EXECUTION DRAFT

                                 J. P. MORGAN AG
                           AS SENIOR SECURITY TRUSTEE

                       BANK OF AMERICA SECURITIES LIMITED
                                BARCLAYS CAPITAL
                         DRESDNER BANK AG, LONDON BRANCH
                          FORTIS BANK (NEDERLAND) N.V.
                                  ING BANK N.V.
                                J. P. MORGAN PLC
                         THE ROYAL BANK OF SCOTLAND PLC
                             TD BANK EUROPE LIMITED
                            AS SENIOR LEAD ARRANGERS

                           J. P. MORGAN EUROPE LIMITED
                            AS SENIOR FACILITY AGENT

                               THE SENIOR LENDERS
                                  NAMED HEREIN

                           J.P. MORGAN EUROPE LIMITED
                       AS SECOND SECURED SECURITY TRUSTEE

                                J. P. MORGAN PLC
                                BARCLAYS CAPITAL
                         DRESDNER BANK AG, LONDON BRANCH
                     LEHMAN BROTHERS INTERNATIONAL (EUROPE)
                             TD BANK EUROPE LIMITED
                        AS SECOND SECURED LEAD ARRANGERS

                           J. P. MORGAN EUROPE LIMITED
                        AS SECOND SECURED FACILITY AGENT

                           THE SECOND SECURED LENDERS
                                  NAMED HEREIN
                                   AND OTHERS

                   ------------------------------------------

                             INTERCREDITOR AGREEMENT

                   ------------------------------------------

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                                    CONTENTS
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
CLAUSE                                                                                 PAGE

1.     Interpretation And Definitions.....................................................3
2.     Consent To The Finance Documents...................................................9
3.     Ranking............................................................................9
4.     Undertakings Of The Primacom Management...........................................10
5.     Undertakings Of The Senior Guarantors.............................................11
6.     Undertakings Of The Holding Company...............................................11
7.     Undertakings Of The Second Secured Facility Agent And The Second Secured Lenders..13
8.     Undertakings In Respect Of The Senior Liabilities.................................14
9.     Permitted Payments................................................................18
10.    Turnover..........................................................................19
11.    Default Notification..............................................................19
12.    Suspension Of Permitted Payments..................................................20
13.    Subordination.....................................................................20
14.    Distributions.....................................................................22
15.    Filing Of Claims..................................................................23
16.    Restrictions On Enforcement.......................................................24
17.    Permitted Enforcement And Acceleration............................................25
18.    Preservation......................................................................26
19.    Enforcement Of Security...........................................................27
20.    Priority Of Security..............................................................28
21.    Appropriation.....................................................................28
22.    Discharge Of Senior Liabilities...................................................29
23.    Group Members' Acknowledgement....................................................30
24.    Defences..........................................................................30
25.    Disclosure........................................................................31
26.    Repayments........................................................................31
27.    Amendments........................................................................31
28.    Notices...........................................................................32
29.    Miscellaneous.....................................................................32
30.    Assignments And Transfers.........................................................33
31.    Third Party Rights................................................................34
32.    The Security Trustees.............................................................35
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
33.    Status Of Obligors................................................................35
34.    Governing Law.....................................................................35
35.    Jurisdiction......................................................................35

SCHEDULE 1           THE SENIOR CREDITORS................................................37
       Part A The Senior Lenders.........................................................37
       Part B The Hedge Providers........................................................38

SCHEDULE 2           THE SECOND SECURED LENDERS..........................................39

SCHEDULE 3           ORIGINAL SENIOR GUARANTORS..........................................40

SCHEDULE 4           FORM OF ACCESSION AGREEMENT.........................................42
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(14) THE COMPANIES whose names are set out in Schedule 3 (ORIGINAL SENIOR
     GUARANTORS) (the "ORIGINAL SENIOR GUARANTORS").

WHEREAS:

(A)  By a senior facilities agreement (the "SENIOR CREDIT AGREEMENT") dated 18
     September 2000 (as amended) and made between the Holding Company, Primacom
     Management, the Senior Guarantors, the Senior Facility Agent, the Senior
     Lead Arrangers, the Senior Security Trustee, the Senior Lenders and others, the Senior Lenders agreed to make available to Primacom Management loan, overdraft and letter of credit facilities of such amounts and on the terms referred to in the Senior Credit Agreement for the purposes therein mentioned.

(B) Pursuant to the Senior Credit Agreement, Primacom Management has entered into hedging transactions with Hedge Providers.

(C)  By a convertible term loan facility agreement (the "SECOND SECURED FACILITY
     AGREEMENT") entered into on or around the date hereof by the Holding
     Company as borrower, Primacom Management as guarantor, the Second Secured
     Facility Agent, the Second Secured Arrangers, the Second Secured Security
     Trustee, the Second Secured Lenders and others, the Second Secured Lenders have agreed to make available to the Holding Company a convertible term loan facility (the "SECOND SECURED FACILITY") of such amount and on the terms referred to in the Second Secured Facility Agreement for the purposes therein mentioned.

(D) Security has been granted in favour of the Senior Security Trustee as trustee for the Senior Beneficiaries as security for the obligations of the Primacom Management and the Senior Guarantors under the Senior Credit
     Agreement and the obligations of the Primacom Management under the Hedge
     Contracts.

(E) Security has been granted in favour of the Second Secured Security Trustee as trustee for the Second Secured Beneficiaries as security for the obligations of Primacom Management as guarantor under the Second Secured
     Facility Agreement.

(F)  It has been agreed between the parties hereto that the claims of the Senior
     Facility Agent, the Senior Lead Arrangers, the Senior Security Trustee and the Senior Lenders against Primacom Management and the Senior Guarantors under the Senior Credit Agreement and the Senior Security Documents, the claims of the Hedge Providers under the Hedge Contracts and the Senior
     Security Documents, the claims of the Second Secured Facility Agent, the
     Second Secured Arrangers, the Second Secured Security Trustee and the
     Second Secured Lenders against the Holding Company and Primacom Management under the Second Secured Facility Agreement and the Second Secured Security
     Documents and certain debt claims of the Holding Company against Primacom
     Management and the Senior Guarantors shall be regulated and/or subordinated in the manner set out herein.

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IT IS HEREBY AGREED AND DECLARED as follows:

1.        INTERPRETATION AND DEFINITIONS

1.1       In this Agreement and in the recitals hereto:

          "ACCELERATION STANDSTILL PERIOD" means the following relevant periods following delivery of a Second Secured Default Notice:

          (a)  in respect of a payment default under the Second Secured Facility
               Agreement, 60 days;

          (b) in respect of any breach of clause 19 (FINANCIAL CONDITION) of the Second Secured Facility Agreement, 75 days after delivery of the financial statements which evidence such breach (or, if earlier, 75 days after the latest date for the delivery of such financial statements under the Second Secured Facility
               Agreement); and

          (c) in respect of any other Second Secured Event of Default, 180 days.

          "ACCESSION AGREEMENT" means an accession agreement substantially in the form set out in Schedule 4 (FORM OF ACCESSION AGREEMENT) executed or to be executed by a person intending to become a party hereto.

          "ANCILLARY LIABILITIES" in relation to any of the Liabilities means:

          (a) any refinancing, refunding, deferral or extension of any of those Liabilities;

          (b) any further advance which may be made under any agreement supplemental to any relevant facilities agreement or Hedge
               Contract plus all interest, fees and costs in connection therewith;

          (c) any claim for damages or restitution in the event of rescission of any such liabilities or otherwise in connection with any relevant facilities agreement or Hedge Contract;

          (d) any claim against the Holding Company or any Senior Guarantor flowing from any recovery by the Holding Company or any Senior
               Guarantor of a payment or discharge in respect of those liabilities on the grounds of preference or otherwise; and

          (e) any amounts (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

          "BENEFICIARY" means a Senior Beneficiary or a Second Secured
          Beneficiary, as the context requires.

          "CO-ORDINATION AGREEMENT" means the agreement dated on or about the date of this Agreement between the parties hereto pursuant to which the parties agree, INTER ALIA, certain arrangements for the amendment of the Second Secured Facility Agreement and

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          the reinstatement of certain documents relating to the Senior Secured
          Facility Agreement.

          "DEBT PROVIDERS" means the Senior Creditors and the Second Secured
          Lenders.

          "FINANCE DOCUMENTS" means the Senior Documents, the Second Secured
          Documents, the Hedge Contracts and the Holding Company Loan Documents.

          "GROUP" means Primacom Management and its subsidiaries from time to time.

          "HEDGE CONTRACT" means a contract between a bank or other financial institution and Primacom Management relating to interest rate or currency swaps, caps, floors, collars, forward sale or purchase contracts, contracts for differences or any option transactions or any other treasury transactions or any other transaction entered into in connection with the management of risk related to indebtedness under or with regards to any of the Senior Documents.

          "HEDGE EXPOSURE" means at any time in relation to the Hedge Contracts, the aggregate mark to market exposure of the relevant Hedge Providers under such contracts.

          "HEDGE LIABILITIES" means all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable, owing, due or incurred by Primacom Management to the Hedge Providers pursuant to the terms of the Hedge Contracts together with all Ancillary Liabilities relating thereto, as determined by the Hedge Providers and agreed by the Senior Facility Agent at any given time.

          "HEDGE PROVIDERS" means the Original Hedge Providers and any Senior
          Lender which has from time to time entered into a Hedge Contract with any member of the Group in relation to which there is a Hedge Exposure or there are Hedge Liabilities at the relevant time, as the case may be.

          "HOLDING COMPANY LIABILITIES" means all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable or owing by Primacom Management or any other Senior Guarantor to the Holding Company together with all Ancillary Liabilities relating thereto.

          "HOLDING COMPANY LOAN DOCUMENTS" means any agreement in existence from time to time between the Holding Company and any Senior Guarantor in respect of Holding Company Liabilities.

          "LIABILITIES" means the Senior Liabilities, the Second Secured
          Liabilities, the Hedge Liabilities and the Holding Company Loan
          Liabilities.

          "MAJORITY SECOND SECURED LENDERS" means an "Instructing Group" as defined in the Second Secured Facility Agreement.

          "MAJORITY SENIOR LENDERS" means an "Instructing Group" as defined in the Senior Credit Agreement.

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          "MATERIAL VARIATION" means in relation to the Senior Documents and the
          Second Secured Documents:

          (a) any increase in the amount of interest payable or any change in the basis on which interest accrues, is calculated or is payable which has the effect of increasing the amount of interest payable and which is not provided for by the terms of the relevant documents as at the date of this agreement;

          (b) any alteration of the provisions relating to the amount or currency or dates of repayment of the Senior Liabilities or the Second Secured Liabilities, which has the effect of reducing the maturity of any part of such Liabilities;

          (c) any increase in the maximum amounts available to be raised as at the date hereof (excluding any increase of the principal amount of the Second Secured Liabilities resulting from capitalisation
               (howsoever described) of interest);

          (d) any increase in the amount of any fees or any change in the basis on which fees or other like payments are made or calculated which has the effect of increasing the amount of any such fees or payments;

          (e) any other change which has or may have the effect of increasing the amount of any Senior Liabilities or Second Secured
               Liabilities;

          (f) any amendments to the representations, covenants and/or events of default so that such provisions are more onerous for the Holding
               Company, Primacom Management or any Senior Guarantor; and

          (g) any amendment, variation, waiver or release of or supplement whereby the ranking and/or subordination arrangements provided for herein are affected,

          PROVIDED THAT any amendment, variation, waiver, release or supplement of a technical or administrative nature or occurring on the Amendment
          Date (as defined in the Co-ordination Agreement) as a result of the operation of the provisions of the Co-ordination Agreement, shall not constitute a "Material Variation".

          "OVERDRAFT FACILITY" means the overdraft facility in an amount of EUR
          15,000,000 provided to Primacom Management by the Overdraft Bank pursuant to the terms of the Overdraft Letter and the Senior Credit
          Agreement.

          "OVERDRAFT LETTER" means the overdraft letter setting out the terms of the Overdraft Facility and incorporating the General Business
          Conditions (ALLGEMEINE GESCHAFTSBEDINGUNGEN) of J.P. Morgan AG entered into between the Overdraft Bank and Primacom Management in respect of the Overdraft Facility.

          "POSTPONED SENIOR LIABILITIES" means any Senior Liabilities (and any
          Ancillary Liabilities relating thereto) which do not have priority over the Second Secured Liabilities by reason of Clause 8
          (UNDERTAKINGS IN RESPECT OF THE SENIOR LIABILITIES).

          "RELEVANT LIABILITIES" means, in the case of the Holding Company, the Holding Company Liabilities and, in the case of any Senior Guarantor, all Liabilities payable or owing from any subsidiary or affiliate of such Senior Guarantor to it.

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          "SECOND SECURED BENEFICIARIES" means each of the Second Secured
          Security Trustee, the Second Secured Facility Agent, the Second
          Secured Lenders and their respective successors, assigns and transferees from time to time.

          "SECOND SECURED BORROWER LIABILITIES" means all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable owing, due or incurred by the Holding Company to any of the Second Secured Beneficiaries pursuant to the terms of the Second
          Secured Documents together with all Ancillary Liabilities relating thereto.

          "SECOND SECURED DISCHARGE DATE" means the date on which all Second
          Secured Liabilities have been fully paid and discharged to the reasonable satisfaction of the Second Secured Facility Agent, whether or not as a result of an enforcement.

          "SECOND SECURED DOCUMENTS" means this Agreement, the Co-ordination
          Agreement, the Second Secured Facility Agreement, the Second Secured
          Security Documents and any documents entered into pursuant thereto.

          "SECOND SECURED EVENT OF DEFAULT" means any event specified as an event of default in clause 21 (EVENTS OF DEFAULT) of the Second
          Secured Facility Agreement.

          "SECOND SECURED DEFAULT NOTICE" has the meaning given to it in Clause
          11 (DEFAULT NOTIFICATION).

          "SECOND SECURED GUARANTOR LIABILITIES" means all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable, owing, due or incurred by Primacom Management to any of the Second Secured Beneficiaries pursuant to the terms of the Second
          Secured Documents together with all Ancillary Liabilities relating thereto.

          "SECOND SECURED LIABILITIES" means the Second Secured Borrower
          Liabilities and the Second Secured Guarantor Liabilities.

          "SECOND SECURED POTENTIAL EVENT OF DEFAULT" means any "Potential Event of Default" as defined in the Second Secured Facility Agreement.

          "SECOND SECURED SECURITY" means the security granted pursuant to the Second Secured Security Documents or otherwise in respect of the Second Secured Borrower Liabilities.

          "SECOND SECURED SECURITY DOCUMENTS" means:

          (a)  the "Security Documents", as defined in the Second Secured
               Facility Agreement;

          (b) any present or future document conferring or evidencing any security interest, guarantee or other assurance against financial loss for or in respect of any of the Second Secured Liabilities;
               and

          (c) any security interest granted under any covenant for further assurance in any of the documents referred to under (a) and (b) above.

          "SECOND SECURED SECURITY TRUST AGREEMENT" means the "Security Trust
          Agreement" as defined in the Second Secured Facility Agreement.

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          "SECURITY DOCUMENTS" means the Second Secured Security Documents and the Senior Security Documents.

          "SENIOR BENEFICIARIES" means each of the Senior Security Trustee, the Senior Facility Agent, the Senior Lenders and the Hedge Providers.

          "SENIOR CREDITORS" means the Senior Lenders and the Hedge Providers.

          "SENIOR DEFAULT" means any Senior Event of Default or any Second
          Secured Event of Default.

          "SENIOR DEFAULT NOTICE" has the meaning given to it in Clause 11
          (DEFAULT NOTIFICATION).

          "SENIOR DISCHARGE DATE" means the date on which all Senior Liabilities
          (other than the Postponed Senior Liabilities) have been fully paid and discharged to the reasonable satisfaction of the Senior Facility
          Agent, whether or not as a result of an enforcement.

          "SENIOR DOCUMENTS" means this Agreement, the Co-ordination Agreement, the Senior Credit Agreement, the Senior Security Documents, the Hedge
          Contracts, the Overdraft Letter, and any documents entered into pursuant thereto (including for the avoidance of doubt any and all agreements and other instruments under or by which any ancillary facility is evidenced, secured, guaranteed or made available in each case as, and including any instrument pursuant to which the same is, novated, varied, supplemented or amended from time to time).

          "SENIOR GUARANTORS" means the Original Senior Guarantors and any member of the Group which accedes as party hereto in accordance with Clause 30.3 (ACCESSION AS A GROUP MEMBER).

          "SENIOR EVENT OF DEFAULT" means any event specified as an event of default in clause 24 (EVENTS OF DEFAULT) of the Senior Credit
          Agreement.

          "SENIOR LIABILITIES" means the Hedge Liabilities and all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable, owing, due or incurred by Primacom Management to any of the Senior Beneficiaries under the Senior Documents together with all Ancillary Liabilities relating thereto.

          "SENIOR POTENTIAL EVENT OF DEFAULT" means any "Potential Event of
          Default" as defined in the Senior Credit Agreement.

          "SENIOR SECURITY" means the security granted pursuant to the Senior
          Security Documents or otherwise in respect of the Senior Liabilities.

          "SENIOR SECURITY DOCUMENTS" means:

          (a)  the "Security Documents", as defined in the Senior Credit
               Agreement;

          (b) any present or future document conferring or evidencing any security interest, guarantee or other assurance against financial loss for or in respect of any of the Senior Liabilities; and

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          (c)  any security interest granted under any covenant for further assurance in any of those documents.

          "SENIOR SECURITY TRUST AGREEMENT" means the "Security Trust Agreement" as defined in the Senior Credit Agreement.

          "SECURITY TRUSTEE" means the Senior Security Trustee or the Second
          Secured Security Trustee, as the context requires.

          "SHARE OPTION AGREEMENT" shall have the meaning given to it in the Second Secured Facility Agreement.

1.2 Unless the context or the express provisions of this Agreement otherwise require:

          1.2.1 words importing the singular shall include the plural and vice versa;

          1.2.2 references herein to an Act of Parliament or to any particular Act of Parliament shall include any modification, extension or re-enactment thereof for the time being in force and shall also include all instruments, orders, plans, regulations, permissions and directions at any time deriving validity therefrom;

          1.2.3 references herein to all or any documents shall be construed as references to those documents as the same may have been or may be from time to time amended, supplemented or novated in accordance with their terms and, if appropriate, the terms of this Agreement;

          1.2.4 any reference herein to a person shall include a company, partnership or unincorporated association;

          1.2.5     any obligation of the Holding Company or any Senior
                    Guarantor herein to do something shall include an obligation to procure (to the extent within its control) the same to be done and any obligation not to do something shall include an obligation not knowingly to permit, suffer or allow the same
                    (to the extent within its control);

          1.2.6 headings shall be ignored for the purposes of interpretation;

          1.2.7 references herein to a party, shall be construed so as to include their respective successors in title, and permitted transferees and assigns and (where applicable) to any replacement or additional trustee or agent as permitted by and in accordance with the document governing the rights and obligations of such party and subject to the applicable terms hereof;

          1.2.8 references to a "Clause", "sub-clause" or "Schedule" shall, subject to any contrary indication, be construed as a reference to a clause or sub-clause hereof or schedule hereto;

          1.2.9 references to a "security interest" shall be construed to include a Security; and

          1.2.10    all obligations of the Senior Facility Agent, the Senior
                    Lenders, the Second Secured Facility Agent, the Second
                    Secured Lenders the Senior Security

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                    Trustee, the Second Secured Security Trustee and the Hedge
                    Providers are several and none of them shall be responsible for the acts or omissions of any of the others.

1.3 Terms defined in the Senior Credit Agreement shall, unless otherwise defined herein, bear the same meaning herein.

2.        CONSENT TO THE FINANCE DOCUMENTS

2.1       CONSENT TO THE FINANCE DOCUMENTS
          Subject to the terms of this Agreement and the Security Documents, each of the Senior Facility Agent, the Senior Lead Arrangers, the
          Senior Creditors, the Second Secured Facility Agent, the Second
          Secured Arrangers and the Second Secured Lenders for all purposes hereby consents to the entering into and performance of the Finance
          Documents by the parties thereto and each of the Senior Creditors for all purposes hereby consents to the giving by Primacom Management of the security constituted by the Second Secured Security Documents so that such actions do not constitute a Senior Default.

2.2       DISCLOSURE OF DOCUMENTS
          2.2.1 Each of the Senior Facility Agent and the Senior Creditors represents and warrants that it has disclosed to the Second
                    Secured Facility Agent all of the documents constituting the Senior Documents and has delivered copies thereof to the Second Secured Facility Agent.

          2.2.2     Each of the Second Secured Facility Agent, the Second
                    Secured Lenders and the Holding Company represents and warrants that it has disclosed all of the documents constituting the Second Secured Documents and the Holding
                    Company Loan Documents and has delivered copies thereof to the Senior Facility Agent.

3.        RANKING

3.1       RANKING
          Each of the Senior Facility Agent, the Second Secured Facility Agent, the Senior Lenders, the Second Secured Lenders, the Hedge Providers, the Holding Company and Primacom Management hereby agrees and each Senior Guarantor and each of the Security Trustees acknowledge that;

          3.1.1     the Senior Liabilities (other than the Postponed Senior
                    Liabilities) whether secured or unsecured shall rank in priority to the Second Secured Guarantor Liabilities and the Holding Company Liabilities;

          3.1.2 the Second Secured Guarantor Liabilities whether secured or unsecured, shall rank in priority to the Postponed Senior
                    Liabilities and to the Holding Company Liabilities owed to the Holding Company by Primacom Management; and

          3.1.3 the Postponed Senior Liabilities shall rank in priority to the Holding Company Liabilities.

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3.2       PRIORITIES NOT AFFECTED
          Save as otherwise provided herein the priorities referred to in Clause
          3.1 (RANKING) will not be affected by any reduction or increase in the principal amount secured by the Senior Security in respect of the
          Senior Liabilities or, as the case may be, by the Second Secured
          Security in respect of the Second Secured Guarantor Liabilities or by any intermediate reduction or increase in, amendment or variation to any of the Finance Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances.

3.3       EXECUTION REGISTRATION AND TRANSFERS
          The provisions of Clause 3.1 (RANKING) shall apply notwithstanding the order in which or dates upon which the Finance Documents and this Agreement are executed or any of them are registered or notice of them is given to any person.

3.4       SUBORDINATION OF LIABILITIES
          The Holding Company hereby agrees and acknowledges that the Holding
          Company Liabilities are subordinated to (TRETEN IN RANG ZURUCK) the
          Senior Liabilities and the Holding Company Liabilities owed by
          Primacom Management are subordinated to the Second Secured Guarantor
          Liabilities. The subordination effected hereunder shall also apply upon and after the application for the commencement of insolvency proceedings in relation to the Holding Company, PrimaCom Management and/or any Senior Guarantor. The subordination shall continue to be effective upon any amendment, supplement, variation or novation of any of the Finance Documents.

4.        UNDERTAKINGS OF THE PRIMACOM MANAGEMENT

          Primacom Management undertakes that in respect of the Second Secured
          Guarantor Liabilities and the Holding Company Liabilities it will not until the Senior Discharge Date, unless the Majority Senior Lenders otherwise consent in writing, and in respect of the Postponed Senior
          Liabilities and the Holding Company Liabilities owed by it, it will not unless the Majority Second Secured Lenders otherwise consent in writing:

          4.1.1 pay, repay, prepay, redeem, purchase or otherwise acquire any of the Second Guarantor Secured Liabilities or the Postponed Senior Liabilities save to the extent permitted or contemplated by Clause 9 (PERMITTED PAYMENTS);

          4.1.2 discharge any of the Second Secured Guarantor Liabilities or the Postponed Senior Liabilities by set-off, any right of combination of accounts or otherwise save to the extent permitted or contemplated by Clause 9 (PERMITTED PAYMENTS);

          4.1.3 pay, prepay, redeem, purchase or otherwise acquire any of the Holding Company Liabilities owed by it save as permitted by Clause 9 (PERMITTED PAYMENTS);

          4.1.4 discharge any of the Holding Company Liabilities owed by it by set-off, any right of combination of accounts or otherwise save to the extent permitted or contemplated by Clause 9 (PERMITTED PAYMENTS);

          4.1.5     save as permitted by the provisions of, until the Senior
                    Discharge Date, the Senior Credit Agreement or, thereafter, the Second Secured Facility Agreement,

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                    create or permit to subsist any security interest over any of its assets for, or any guarantee, indemnity or other
                    assurance against financial loss in respect of, any of the
                    Second Secured Guarantor Liabilities, the Postponed Senior
                    Liabilities or the Holding Company Liabilities owed by it, except, in the case of its Second Secured Guarantor
                    Liabilities the security interests under the Second Secured
                    Documents and in the case of the Postponed Senior
                    Liabilities, the Senior Security Documents; or

          4.1.6 take or omit any action whereby the ranking or subordination contemplated by this Agreement may be impaired.

5.        UNDERTAKINGS OF THE SENIOR GUARANTORS

          Each Senior Guarantor undertakes that, in respect of the Holding
          Company Liabilities owed by it, it will not until the Senior Discharge
          Date unless the Majority Senior Lenders otherwise consent in writing:

          5.1.1 pay, prepay, redeem, purchase or otherwise acquire any of the Holding Company Liabilities owed by it save as permitted by Clause 9 (PERMITTED PAYMENTS);

          5.1.2 discharge any of the Holding Company Liabilities owed by it by set-off, any right of combination of accounts or otherwise save to the extent permitted or contemplated by Clause 9 (PERMITTED PAYMENTS);

          5.1.3 create or permit to subsist any security interest over any of its assets for, or any guarantee, indemnity or other assurance against financial loss in respect of the Holding
                    Company Liabilities; or

          5.1.4 take or omit any action whereby the ranking or subordination contemplated by this Agreement may be impaired.

6.        UNDERTAKINGS OF THE HOLDING COMPANY

          6.1.1 The Holding Company undertakes that it will not, unless the Majority Senior Lenders or, after the Senior Discharge Date, the Majority Second Secured Lenders otherwise consent (or direct) in writing:

                    (a)  permit or require Primacom Management or any Senior
                         Guarantor to pay, repay, prepay, redeem, purchase, defease or otherwise acquire or satisfy in any manner the whole or any part of the Holding Company
                         Liabilities save to the extent permitted or contemplated by Clause 9 (PERMITTED PAYMENTS);

                    (b) take, accept or receive the benefit of any security interest, guarantee, indemnity or other assurance against financial loss in respect of the Holding
                         Company Liabilities;

                    (c) agree to any amendment, variation, waiver or supplement to any provision of the Holding Company Loan Documents except to the extent that such amendment, variation, waiver or supplement does not adversely affect the

                                     - 11 -
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                         interests of the Senior Lenders or the Second Secured
                         Lenders or the ranking and/or subordination
                         arrangements provided for in this Agreement;

                    (d) claim or rank as a creditor in the insolvency, winding-up, bankruptcy or liquidation of Primacom
                         Management or any Senior Guarantor;

                    (e) save to the extent permitted or contemplated by Clause 9 (PERMITTED PAYMENTS), discharge or seek to discharge all or any part of the Holding Company
                         Liabilities by set-off, any right of combination of accounts or otherwise;

                    (f) pay, repay, prepay, redeem, purchase or otherwise acquire any of the Second Secured Borrower Liabilities save to the extent permitted or contemplated by Clause
                         9 (PERMITTED PAYMENTS);

                    (g)  discharge any of the Second Secured Borrower
                         Liabilities by set-off, any right of combination of accounts or otherwise save to the extent permitted or contemplated by Clause 9 (PERMITTED PAYMENTS); or

                    (h) take or omit any action whereby the ranking or subordination contemplated by this Agreement may be impaired.

          6.1.2 The Holding Company and each Senior Guarantor hereby undertakes with each of the Beneficiaries that, at any time after the enforcement by the Senior Security Trustee or the Second Secured Security Trustee of its rights pursuant to the Share Pledges or, as the case may be, the Second Secured
                    Security Documents it will, promptly on demand by the Senior
                    Security Trustee, or as the case may be, the Second Secured
                    Security Trustee, waive all amounts then outstanding in respect of any Relevant Liabilities specified by the Senior
                    Security Trustee or, as the case may be, the Second Secured
                    Security Trustee and procure that an amount equal thereto is contributed to the share capital of the person liable for the Relevant Liabilities concerned (via any intermediate holding company if applicable) PROVIDED THAT the Senior
                    Security Trustee shall not make demand that the Holding
                    Company or any Senior Guarantor takes any such action unless the Second Secured Security Trustee (acting on the instructions of the Majority Second Secured Lenders) has consented to such action being taken and PROVIDED that such consent shall not be unreasonably withheld. The Holding
                    Company and each member of the Senior Guarantor shall on demand by the Senior Security Trustee or, as the case may be, the Second Secured Security Trustee execute and do (at its own cost and expense) all such other deeds, documents, acts and things as may be necessary or desirable in the reasonable opinion of the Senior Security Trustee or, as the case may be, the Second Secured Security Trustee, to ensure that upon any enforcement of the Share Pledges by the Senior
                    Security Trustee (or, as the case may be, enforcement of the Second Secured Security Documents by the Second Secured
                    Security Trustee) over the shares or limited partnership interests in any Senior Guarantor, the Senior Guarantor concerned has no Holding Company Liabilities and no other
                    Relevant Liabilities outstanding, such Holding

                                     - 12 -

                    Company Liabilities and other Relevant Liabilities having been converted to capital in such Senior Guarantor.

7. UNDERTAKINGS OF THE SECOND SECURED FACILITY AGENT AND THE SECOND SECURED LENDERS

7.1 UNDERTAKINGS OF THE SECOND SECURED FACILITY AGENT AND THE SECOND SECURED LENDERS
          Each of the Second Secured Facility Agent and the Second Secured Lenders undertakes that it will not prior to the Senior Discharge Date, unless the Majority Senior Lenders otherwise consent in writing and subject to Clause 17 (PERMITTED ENFORCEMENT AND ACCELERATION):

          7.1.1 demand payment of or otherwise permit or require Primacom Management to pay any of the Second Secured Guarantor Liabilities;

          7.1.2 (other than under or pursuant to the Second Secured Security Documents executed in favour of the Second Secured Senior Security Trustee and the guarantee of Primacom Management under the Second Secured Facility Agreement) take, accept or receive the benefit of any security interest, guarantee, indemnity or other assurance against financial loss in respect of the Second Secured Liabilities from the Holding Company or any Senior Guarantor unless (a) first or at the same time there is conferred on the Senior Creditors the benefit (ranking first in point of security) of such security interest, guarantee, indemnity or other assurance against financial loss in such manner and such form as the Senior Facility Agent may require or (b) the Senior Facility Agent shall have declined to take the benefit of such security interest, guarantee, indemnity or other assurance against financial loss and shall have notified such decision to the Second Secured Facility Agent in writing (which the Senior Facility Agent shall be deemed to have done if the Second Secured Facility Agent has given written notice to the Senior Facility Agent specifying what additional security interest, guarantee, indemnity or other assurance the Second Secured Lenders are proposing to take and the Senior Facility Agent has not, within 10 Business Days (or such longer period as may be agreed between the Senior Agent and the Second Secured Agent) of receipt of such written notice notified the Second Secured Facility Agent that the Senior Creditors wish to take the benefit of such security, guarantee, indemnity or other assurance) and in any event
                    (c) the Senior Facility Agent shall have received a legal opinion in form and substance satisfactory to the Senior Facility Agent stating that the security interests constituted by the Senior Security Documents and the ranking created hereby will not thereby be prejudiced;

          7.1.3 agree to any Material Variation to the Second Secured Documents PROVIDED THAT the Second Secured Facility Agent and the Second Secured Lenders shall be permitted to be paid additional fees in respect of any amendments, waivers or consents to the Second Secured Facility Agreement;

          7.1.4 claim or rank as a creditor in the insolvency, winding-up, bankruptcy or liquidation of the Holding Company or Primacom Management save as permitted by Clause 16 (RESTRICTIONS ON ENFORCEMENT);

          7.1.5 discharge or seek to discharge all or any part of the Second Secured Guarantor Liabilities by set-off, any right of combination of accounts or otherwise save to the extent permitted or contemplated by Clause 9 (PERMITTED PAYMENTS); or

          7.1.6 take or omit any action whereby the ranking or subordination contemplated by this Agreement may be impaired.

8.        UNDERTAKINGS IN RESPECT OF THE SENIOR LIABILITIES

8.1       MATERIAL VARIATIONS
          Each of the Senior Facility Agent and each Senior Lender party hereto agrees with the Second Secured Facility Agent and the Second Secured Lenders that unless the Majority Second Secured Lenders otherwise consent in writing, neither the Senior Facility Agent nor the Senior Lenders nor any of them will (otherwise than pursuant to this Clause
          8) agree to any Material Variation to the Senior Documents falling within paragraphs (a) to (e) and paragraph (g) of the definition of "Material Variation" PROVIDED THAT the Senior Facility Agent and the Senior Lenders shall be permitted at any time (and still preserve their priority over the Second Secured Liabilities in respect thereof):

          8.1.1 to increase the principal amount under the Senior Credit Agreement in aggregate by up to EURO 50,000,000; and

          8.1.2 to be paid additional fees in respect of any amendments, waivers or consents to the Senior Credit Agreement,

          and SAVE THAT unless the Majority Second Secured Lenders otherwise consent in writing, neither the Senior Facility Agent nor the Senior Lenders nor any of them will agree to any Material Variation to the Senior Documents falling within paragraph (f) of the definition of "Material Variation" to the extent such Material Variation relates to a restriction on payments by Primacom Management or any Senior Guarantor to the Holding Company to fund the payment by the Holding Company of amounts due under the Second Secured Facility Agreement or relates to clause 23.3.2 of the Senior Credit Agreement or otherwise to the terms or conditions of any refinancing of all or any part of the Second Secured Facility.

          It is hereby agreed if, in breach of the provision of this Clause, the principal amount under the Senior Credit Agreement is increased by more than EURO 50,000,000, then any Senior Liabilities relating to such excess amount (the "POSTPONED SENIOR LIABILITIES") shall rank, for the purpose of this Agreement and the Senior Security Documents, behind the Second Secured Liabilities in accordance with the terms set out in this Agreement.

8.2       OVERDRAFT FACILITY
          8.2.1 The Overdraft Bank undertakes that in relation to the Overdraft Facility it will not, without the prior written consent of the Majority Senior Lenders, make a demand for repayment or terminate that facility at any time prior to 30 September 2009.

          8.2.2 If the Overdraft Facility is terminated or demanded with the consent of the Majority Senior Lenders prior to 30 September 2009, then the outstandings under the Overdraft Facility shall be converted to form part of the loan facility under the Senior Credit Agreement in accordance with sub-clause
                    6.5.5 of clause 6 thereof.

          8.2.3 For the avoidance of doubt, after 30 September 2009, the Overdraft Bank may exercise all its rights in relation to the Overdraft Facility.

8.3       UNDERTAKINGS OF HEDGE PROVIDERS
          Until the Senior Discharge Date, except as the Majority Senior Lenders have previously consented in writing, no Hedge Provider will:

          8.3.1 demand (other than as may be necessary in order to exercise any right to terminate or close out any hedging transaction as provided in and permitted under sub-clause 8.3.2) or receive payment, prepayment or repayment of, or any distribution in respect of or on account of, any of the Hedge Liabilities in cash or in kind or apply any money or property in or towards the discharge of any Hedge Liabilities except:

                    (a) for scheduled payments arising under the original terms of the Hedge Contracts (without regard to any amendment made after the date of those Hedge Contracts other than those permitted by the terms of this Agreement); and/or

                    (b) for the proceeds of enforcement of the Senior Security Documents received and applied in the order permitted by the Senior Security Trust Agreement;

          8.3.2 exercise any right it might otherwise have pursuant to any Hedge Contract to terminate any hedging transactions under such Hedge Contract or to refuse to make any payment due from it thereunder until service of a notice by the Senior Facility Agent under clause 24.25 (ACCELERATION AND CANCELLATION) of the Senior Facility Agreement following the occurrence of a Senior Event of Default;

          8.3.3 discharge all or any part of the Hedge Liabilities by set-off, any right of combination of accounts or otherwise except if and to the extent that those Hedge Liabilities are permitted to be paid under sub-clause 8.3.1; or

          8.3.4 take, accept or receive the benefit of any security interest, guarantee, indemnity or other assurance against financial loss in respect of the Hedge Liabilities other than under the Senior Security Documents or any other encumbrance or support granted for the full benefit of the Senior Creditors in accordance with the ranking specified in this Agreement.

8.4       TWO WAY PAYMENTS
          Primacom Management and each Hedge Provider agrees that:

          8.4.1 any Hedge Contract to which it is at any time party governing the terms of a hedging transaction will provide for "two-way payments" in the event of a termination of that hedging transaction entered into under such Hedge Contract whether upon a Termination Event or an Event of Default (each as defined therein), meaning that the defaulting party under that Hedge Contract will be entitled to receive payment under the relevant termination provisions if the net replacement value of all terminated transactions affected under the Hedge Contract is in its favour;

          8.4.2 if on termination of any hedging transaction under any Hedge Contract to which it is a party a settlement amount or other amount falls due from the Hedge Provider to Primacom Management then, if a Senior Event of Default has occurred, that amount shall be paid by such Hedge Provider to the Senior Security Trustee and treated as proceeds of enforcement of the security conferred by the Senior Security Documents for application in the order prescribed in this Agreement and the Senior Security Trust Agreement;

          8.4.3 the Hedge Provider will promptly (and in any event within 5 business days of the relevant event) exercise any rights it may have to terminate the hedging transactions under the Hedge Contract on the earlier of (a) the date on which the Senior Facility Agent has served a notice on the occurrence of a Senior Event of Default declaring that all of the Senior Liabilities have become prematurely due and payable under the Senior Documents, unless the Majority Senior Lenders otherwise agree or require and (b) the Senior Discharge Date; and

          8.4.4 if the Senior Discharge Date would have occurred but for the fact that Hedge Liabilities only remain outstanding, the Majority Second Secured Lenders may by notice to Primacom Management, direct Primacom Management to terminate or procure the termination of all outstanding hedging transactions under the Hedge Contracts in relation to any Hedge Provider if that Hedge Provider is requiring any Second Secured Lender to refrain from taking any step which, but for the provisions of this Agreement it would not have been prevented from taking.

8.5       HEDGE CONTRACTS
          Each Hedge Provider will provide to the Senior Security Trustee copies of all documents constituting the Hedge Contracts as soon as reasonably practicable.

8.6       CHANGES TO HEDGE CONTRACTS
          Except as the Majority Senior Lenders have previously consented in writing prior to the Senior Discharge Date, and thereafter except as the Majority Second Secured Lenders have previously consented in writing, neither Primacom Management nor any Hedge Provider will amend, vary, supplement or allow to be superseded any provision of the Hedge Contracts which would result in:

          8.6.1 any provision in the Hedge Contracts being amended unless such amendment does not impose restrictions or obligations or conditions on Primacom Management which are more onerous than those originally provided for in the Hedge Contracts;

          8.6.2 any payment under the Hedge Contracts being required to be made by a Primacom Management earlier than the date originally provided for in the Hedge Contracts; or

          8.6.3 Primacom Management becoming liable to make an additional payment (or increase an existing payment) under any of the Hedge Contracts which liability does not arise from the original provisions of the Hedge Contracts.

8.7       UNDERTAKINGS OF SENIOR LENDERS
          Each of the Senior Facility Agent and each Senior Lender party hereto undertakes that it will not prior to the Second Secured Discharge Date, unless the Second Secured Lenders otherwise consent in writing:

          8.7.1 permit or require Primacom Management or any Senior Guarantor to pay, repay, prepay, redeem, purchase or otherwise acquire any of the Postponed Senior Liabilities;

          8.7.2 (other than under the Senior Security Documents executed in favour of the Senior Security Trustee) take, accept or receive the benefit of any security interest, guarantee, indemnity or other assurance against financial loss in respect of the Postponed Senior Liabilities unless (a) first or at the same time there is conferred on the Second Secured Lenders the benefit (ranking first in point of security) of such security interest, guarantee, indemnity or other assurance against financial loss in such manner and such form as the Second Secured Facility Agent may require or (b) the Second Secured Facility Agent shall have declined to take the benefit of such security interest, guarantee, indemnity or other assurance against financial loss and shall have notified such decision to the Senior Facility Agent in writing and in any event (c) the Second Secured Facility Agent shall have received a legal opinion in form and substance satisfactory to the Second Secured Facility Agent stating that the security interests constituted by the Second Secured Security Documents and the ranking created hereby will not thereby be prejudiced;

          8.7.3 discharge or seek to discharge all or any part of the Postponed Senior Liabilities by set-off, any right of combination of accounts or otherwise; or

          8.7.4 take or omit any action whereby the ranking contemplated of the Postponed Senior Liabilities by this Agreement may be impaired,

          PROVIDED THAT nothing in this Clause 8.7 shall prevent any enforcement of the Security Documents by or on behalf of the Senior Facility Agent and/or the Senior Creditors.

9.        PERMITTED PAYMENTS

          Subject to Clause 11 (SUSPENSION OF PERMITTED PAYMENTS) (so far as applicable) and Clause 13 (SUBORDINATION), so long as prior to the Senior Discharge Date no Senior Event of Default or Senior Potential Event of Default is continuing or would result from such payments or receipts:

9.1 Primacom Management and any Senior Guarantor may pay a Holding Company Liability and the Holding Company may receive payment of a Holding Company Liability from Primacom Management or any Senior Guarantor to the extent that the payment or receipt is made:

          9.1.1 to fund a payment of interest or any amount payable under clause 14 (INCREASED COSTS), clause 27 (FEES), clause 28 (COSTS AND EXPENSES), clause 12 TAXES) or clause 22.5 (BORROWER'S INDEMNITY) of the Second Secured Facility Agreement each in accordance with the terms of the Second Secured Facility Documents as at the date hereof or as amended (where such amendment is not prohibited by Clause 7 (UNDERTAKINGS OF THE SECOND SECURED FACILITY AGENT AND THE SECOND SECURED Lenders)); or

          9.1.2 to fund, in relation to any Holding Company Debt incurred in accordance with clause 23.3.2 of the Senior Credit
                    Agreement:

                    (a)  payments of interest;

                    (b) payment of increased costs, costs and expenses or payment under indemnity provisions (to the extent that the terms of such provisions are no more onerous on Primacom AG than the equivalent provisions of the Second Secured Facility Agreement); or

                    (c) payment of fees provided that such fees are, taking into consideration the nature of the financing and the prevailing market condition, reasonable.

          9.1.3 to fund Holding Company Management Expenses (as defined in the Senior Credit Agreement); and

9.2 the Holding Company may pay a Second Secured Borrower Liability and the Second Secured Agent may receive for the benefit of the Second Secured Lenders payment of a Second Secured Borrower Liability from the Holding Company to the extent that the payment or receipt is:

          9.2.1 a payment of interest or any amount payable under clause 14 (INCREASED COSTS), clause 27 (FEES), clause 28 (COSTS AND EXPENSES), clause 12 (TAXES) or clause 22.5 (BORROWER'S INDEMNITY) of the Second Secured Facility Agreement each in accordance with the terms of the Second Secured Facility Documents as at the date hereof or as amended (where such amendment is not prohibited by Clause 7 (UNDERTAKINGS OF THE SECOND SECURED FACILITY AGENT AND THE SECOND SECURED LENDERS); or

          9.2.2 a payment of principal, accrued capitalised interest or any other amount payable under the Second Secured Facility Agreement made out of the proceeds of any indebtedness for borrowed money or any share or stock issuance raised by the Holding Company in accordance with the Senior Credit Agreement for the purpose of refinancing the Second Secured Facility and PROVIDED THAT such amount is applied in reduction of the Second Secured Liabilities in accordance with clause 11.4.2 of the Second Secured Facility Agreement.

9.3       CONVERSION OF SECOND SECURED FACILITY

          Nothing in this Agreement shall prevent or restrict the discharge of any Second Secured Liabilities on exchange of all or any part of the Second Secured Liabilities under the Second Secured Facility Agreement for equity in accordance with and in the manner contemplated by the Second Secured Facility Agreement and the Share Option Agreement.

10.       TURNOVER

          If at any time any Senior Lender receives a payment or distribution in cash or in kind of or on account of any Postponed Senior Liability or, whilst the Senior Liabilities are or may be outstanding:

          10.1.1 any Second Secured Lender (or any person acting on their behalf) or the Holding Company (or any person acting on its behalf) receives a payment or distribution in cash or in kind of, or on account of, any of the Second Secured Liabilities or, as the case may be, Holding Company Liabilities not permitted by Clause 9 (PERMITTED PAYMENTS) or made in accordance with Clause 21 (APPROPRIATION);

          10.1.2 any Second Secured Lender (or any person acting on their behalf) receives the proceeds of any enforcement of any security conferred by the Second Secured Security Documents not permitted by the terms hereof or otherwise than in accordance with Clause 21 (APPROPRIATION); or

          10.1.3 Primacom Management or any Senior Guarantor or its estate or any liquidator, receiver or like officer consequent upon its winding-up makes any payment or distribution in cash or in kind in respect of any of the Second Secured Liabilities or Holding Company Liabilities,

          the receiving, Senior Lender, Second Secured Lender or the Holding Company (as the case may be) will forthwith pay (and pending such payment shall hold the same on trust for the Senior Security Trustee for the purpose hereof in an interest bearing account denominated as an account on trust for the benefit of the Security Trustee (OFFENKUNDIGES TREUHANDKONTO)) all such amounts to the Senior Security Trustee, which amounts shall be held by the Senior Security Trustee in an interest-bearing account on trust for application in accordance with Clause 21 (APPROPRIATION).

11.       DEFAULT NOTIFICATION

11.1 Promptly upon it becoming aware of the occurrence of a Senior Event of Default, the Senior Facility Agent shall give written notice (a "SENIOR DEFAULT NOTICE") to the Second Secured Facility Agent that such Senior Event of Default has occurred.

11.2 Promptly upon it becoming aware of the occurrence of a Second Secured Event of Default, the Second Secured Facility Agent shall give written notice (a "SECOND SECURED DEFAULT NOTICE") to the Senior Facility Agent that such Second Secured Event of Default has occurred.

11.3 The Holding Company, Primacom Management and each Senior Guarantor acknowledge the terms of this Clause 11 and confirm that they shall not object to the delivery of such notices.

12.       SUSPENSION OF PERMITTED PAYMENTS

12.1      SUSPENSION OF PERMITTED PAYMENTS
          Neither Primacom Management nor any Senior Guarantor may make any payments in respect of the Holding Company Liabilities permitted by Clause 9 (PERMITTED PAYMENTS) after a Senior Event of Default or Senior Potential Event of Default has occurred and whilst that Senior Event of Default or Senior Potential Event of Default is continuing and upon it becoming aware of the occurrence of a Senior Event of Default or Senior Potential Event of Default the Senior Facility Agent shall unless instructed not to do so by the Majority Senior Lenders promptly serve a written notice (a "STOP NOTICE") on Primacom Management and the Holding Company with a copy to the Second Secured Facility Agent specifying such Senior Event of Default or Senior Potential Event of Default and suspending those permitted payments until the earlier of:

          12.1.1 the date on which the Senior Event of Default or Senior Potential Event of Default has been cured or waived by the Majority Senior Lenders in writing or has ceased to exist;

          12.1.2 the date on which the Senior Facility Agent, acting on the instructions of the Majority Senior Lenders, by notice in writing to Primacom Management and the Holding Company with a copy to the Second Secured Facility Agent cancels the Stop Notice; and

          12.1.3    the Senior Discharge Date.

13.       SUBORDINATION

13.1      SENIOR OR SECOND SECURED EVENT OF DEFAULT
          After service of a notice under clause 24.25 (ACCELERATION AND CANCELLATION) of the Senior Credit Agreement following the occurrence of a Senior Event of Default or, after the Senior Discharge Date, after service of a notice under clause 21.24 (ACCELERATION AND CANCELLATION) of the Second Secured Facility Agreement following the occurrence of a Second Secured Event of Default and so long as any amount which is the subject of any such notice remains outstanding or demand unsatisfied, notwithstanding the terms of the Finance Documents it is agreed that:

          13.1.1 all amounts payable under the Finance Documents (other than any amount payable by the Holding Company under the Second Secured Facility Agreement to the extent such payment is funded by Permitted Payments);

          13.1.2    all proceeds of enforcement of the Security Documents; and

          13.1.3 any payment or distribution of any kind or character, whether in cash, securities or other property which is payable or deliverable upon or with respect to the Senior Liabilities, the Second Secured Liabilities or the Holding Company Liabilities (or any part thereof) by any Primacom Management or its estate or any liquidator, receiver or like officer consequent upon its winding-up, shall forthwith be paid or delivered direct to the Senior Security Trustee or after the Senior Discharge Date to the Second Secured Security Trustee, and, unless otherwise agreed by the Majority Senior Lenders, each Hedge Provider shall forthwith exercise any rights it may have to terminate or close out all arrangements under the Hedge Contracts in accordance with Clause 8.4 (TWO WAY PAYMENTS).

13.2      SENIOR EVENT OF DEFAULT
          After service of a notice under clause 24.25 (ACCELERATION AND CANCELLATION) of the Senior Credit Agreement following the occurrence of a Senior Event of Default and so long as any amount which is the subject of any such notice remains outstanding or demand unsatisfied, notwithstanding the terms of the Finance Documents it is agreed that any payment or distribution of any kind or character whether in cash, securities or other property which is payable or deliverable upon or with respect to the Senior Liabilities or the Holding Company Liabilities (or any part thereof) by any Senior Guarantor or its estate or any liquidator, receiver or like officer consequent upon its winding-up shall forthwith be paid or delivered direct to the Senior Security Trustee.

13.3      SUBORDINATION ON INSOLVENCY
          13.3.1    If there occurs:

                    (a) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Primacom Management by reason of the liquidation, dissolution or other winding-up of Primacom Management or its businesses or any sale, receivership or insolvency proceeding or assignment for the benefit of creditors; or

                    (b) Primacom Management goes into liquidation or becomes subject to any insolvency or rehabilitation proceeding, administration, or voluntary arrangement,

                    then and in any such event the Second Secured Guarantor Liabilities shall be postponed and subordinated to the Senior Liabilities (other than the Postponed Senior Liabilities) and the Holding Company Liabilities owed by Primacom Management shall be postponed and subordinated to the Senior Liabilities and the Second Secured Guarantor Liabilities.

          13.3.2    If there occurs:

                    (a) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Senior Guarantor by reason of the liquidation, dissolution or other winding-up of such member of such Senior Guarantor or its businesses or any sale, receivership or insolvency proceeding or assignment for the benefit of creditors; or

                    (b) any Senior Guarantor goes into liquidation or becomes subject to any insolvency or rehabilitation proceeding, administration, or voluntary arrangement,

                    then and in any such event the Holding Company Liabilities owed by such Senior Guarantor shall be postponed and subordinated to the Senior Liabilities.

14.       DISTRIBUTIONS

14.1      PAYMENT TO SENIOR SECURITY TRUSTEE
          Any amounts paid or delivered to the Senior Security Trustee pursuant to the terms of this Agreement or the Senior Security Trust Agreement shall be held by the Senior Security Trustee on trust for application in accordance with Clause 21 (APPROPRIATION).

14.2      RECEIPT OF AMOUNTS
          If any amounts described in Clause 13.1 (SENIOR OR SECOND SECURED EVENT OF DEFAULT) are received by any of the Second Secured Lenders or the Holding Company or any person acting on their behalf with respect to the Second Secured Liabilities or, as the case may be, the Holding Company Liabilities or any part thereof, the relevant Second Secured Lender (or person acting on their behalf as aforesaid) or (as the case may be) the Holding Company Lender will forthwith pay (and pending such payment shall hold the same on trust for the Senior Security Trustee for the purpose hereof in an interest bearing account denominated as an account on trust for the benefit of the Senior Security Trustee (OFFENKUNDIGES TREUHANDKONTO)) an amount equal to such amounts received to the Senior Security Trustee to be held on trust and to be applied in accordance with the terms of Clause 21 (Appropriation).

14.3      EQUIVALENT PAYMENT
          If the trust referred to in Clause 10 (TURNOVER), Clause 14.2 (RECEIPT OF AMOUNTS) or Clause 14.5 (DISCHARGE OF LIABILITIES BY SET-OFF) fails or cannot be given effect to, each Second Secured Lender will pay an amount equal to any such payment or distribution in respect of the Second Secured Liabilities actually received by such Second Secured Lender and the Holding Company will pay an amount equal to such payment or distribution in respect of the Holding Company Liabilities actually received by the Holding Company to the Senior Security Trustee for application in accordance with Clause 21 (APPROPRIATION).

14.4      PAYMENT BY LIQUIDATOR
          To the extent permitted by applicable law, the liquidator or other insolvency representative or trustee of Primacom Management and/or any Senior Guarantor or its estate is hereby authorised to apply any assets or moneys received by him in accordance with the terms of this Agreement or as instructed by the Senior Security Trustee or, after the Senior Discharge Date, by the Second Secured Security Trustee.

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14.5      DISCHARGE OF LIABILITIES BY SET-OFF
          Save to the extent that the payment is a permitted payment hereunder, if any Second Secured Guarantor Liabilities or, as the case may be the Holding Company Liabilities are discharged in whole or in part by a set-off, the relevant Second Secured Lender or, as the case may be, the Holding Company Lender will forthwith pay (and pending such payment shall hold the same on trust for the Senior Security Trustee for the purpose hereof in an interest bearing account denominated as an account on trust for the benefit of the Security Trustee (OFFENKUNDIGES TREUHANDKONTO)) an amount equal to the amount of the Second Secured Liabilities or, as the case may be, the relevant Holding Company Liabilities discharged by the set-off to the Senior Security Trustee to be held on trust and to be applied in accordance with the terms of Clause 21 (APPROPRIATION).

15.       FILING OF CLAIMS

15.1      FILING OF CLAIMS
          Each of the Senior Facility Agent, the Senior Creditors and the Holding Company irrevocably authorises and empowers the Senior Security Trustee to demand, sue and prove for, collect and receive every payment or distribution referred to in Clause 13.1 (SENIOR OR SECOND SECURED EVENT OF DEFAULT) and give good receipt therefor and to file such claims as the Senior Security Trustee may deem necessary or advisable for the enforcement of the provisions of this Agreement or otherwise to ensure the payment of debts in accordance with the priorities set out herein and therein.

15.2      POWERS OF ATTORNEY
          The Senior Facility Agent, the Senior Creditors and the Holding Company will at any time execute or procure the execution of and deliver to the Senior Security Trustee such powers of attorney, assignments or other instruments as may be requested by the Senior Security Trustee in order to enable the Senior Security Trustee (after an Event of Default) to enforce any and all claims upon or with respect to the Senior Liabilities or, as the case may be, the Holding Company Liabilities, or any part thereof and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Senior Liabilities or, as the case may be, the Holding Company Liabilities or any part thereof.

15.3      ACTIONS BY SECOND SECURED CREDITORS
          15.3.1 Each of the Second Secured Facility Agent, the Second Secured Lenders and the Second Secured Security Trustee irrevocably agrees that it shall demand, prove for, collect and receive every payment or distribution referred to in Clause 13.1 (SENIOR OR SECOND SECURED EVENT OF DEFAULT) and give good receipt therefor and file such claims as may reasonably be considered appropriate to maximise the amount received by the Debt Providers upon liquidation of Primacom Management GmbH and/or upon enforcement of any Security to ensure the payment of debts in accordance with the priorities set out herein and therein.

          15.3.2 To the extent permitted by German law, each of the Second Secured Facility Agent, the Second Secured Lender and the Second Security Trustee agree that it shall act in co-ordination and co-operation with the Senior Security Trustee, the

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                    Senior Facility Agent and the Senior Lenders in relation to the conduct of any proceedings of Primacom Management.

15.4      PROOF IN LIQUIDATION
          Without prejudice to the foregoing provisions of this Clause 15 or any other provision hereof, nothing in this Agreement shall inhibit the Second Secured Lenders or with the consent of the Senior Security Trustee, the Holding Company from claiming or proving in the liquidation of Primacom Management or any Senior Guarantor for the amount of the Second Secured Liabilities or, as the case may be, Holding Company Liabilities owing to them.

16.       RESTRICTIONS ON ENFORCEMENT

16.1      SECOND SECURED LIABILITIES
          Prior to the Senior Discharge Date, none of the Second Secured Lenders will be entitled save in accordance with the provisions of Clause 17 (PERMITTED ENFORCEMENT AND ACCELERATION):

          16.1.1 to accelerate the Second Secured Facility, to declare any of the Second Secured Borrower Liabilities to be prematurely due and payable on or by reason of the occurrence of a Second Secured Event of Default or any other circumstances howsoever described or to demand payment of the Second Secured Guarantor Liabilities; or

          16.1.2 in any manner to enforce any security conferred by any of the Second Secured Security Documents by sale, possession, appointment of a receiver or otherwise or to require any other person to enforce the same; or

          16.1.3 discharge, sue for or institute legal proceedings to recover all or any part of the Second Secured Liabilities; or

          16.1.4 petition or apply or vote in favour of any resolution for the winding-up, dissolution, administration of or voluntary arrangement or insolvency proceedings in relation to either of the Holding Company or Primacom Management; or

          16.1.5 save to the extent that this is in respect of a permitted payment under Clause 9 (PERMITTED PAYMENTS), take or receive from either of the Holding Company or Primacom Management by cash receipt, set-off or in any other manner whatsoever, the whole or any part of the Second Secured Liabilities nor any security therefor.

16.2      HOLDING COMPANY LIABILITIES
          Prior to the Senior Discharge Date and the Second Secured Discharge Date, unless the Senior Facility Agent (or, after the Senior Discharge Date, the Second Secured Facility Agent) otherwise agrees or directs, the Holding Company shall not be entitled to:

          16.2.1    accelerate any of the Holding Company Liabilities; or

          16.2.2 take any enforcement action in respect of any Holding Company Liabilities; or

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          16.2.3    discharge, sue for or institute legal proceedings to recover all or any part of the Holding Company Liabilities; or

          16.2.4 petition or initiate or support or apply for or vote in favour of any resolution for the winding-up, dissolution, administration of or voluntary arrangement or insolvency proceedings in relation to Primacom Management or any other Senior Guarantor; or

          16.2.5 save to the extent that it is in respect of a permitted payment under Clause 9 (PERMITTED PAYMENTS), take or receive from Primacom Management or any Senior Guarantor by cash receipt, set-off or in any other manner whatsoever, the whole or any part of the Holding Company Liabilities.

16.3      HEDGE LIABILITIES
          So long as any of the Senior Liabilities (other than the Hedge Liabilities) are or may be outstanding, the Hedge Providers shall not be entitled, unless the Majority Senior Lenders otherwise consent in writing:

          16.3.1 to accelerate, close-out or otherwise terminate any of the Hedge Liabilities, unless at the same time, or prior to, such acceleration, close-out or termination the Senior Liabilities (other than the Hedge Liabilities) have been accelerated; or

          16.3.2 in any manner to enforce any security conferred by any of the Senior Security Documents or to require any other person to enforce the same; or

          16.3.3 discharge, sue for or institute legal proceedings to recover all or any part of the Hedge Liabilities; or

          16.3.4 petition or apply for or vote in favour of any resolution for the winding-up, dissolution, administration of or voluntary arrangement in relation to any of Primacom Management.

17.       PERMITTED ENFORCEMENT AND ACCELERATION

17.1      ACCELERATION BY SECOND SECURED LENDERS
          Following the occurrence of any Second Secured Event of Default, if either (a) such Second Secured Event of Default is continuing at the expiry of the applicable Acceleration Standstill Period or (b) the Senior Liabilities have been accelerated and PROVIDED THAT such Second Secured Event of Default is continuing, the Second Secured Facility Agent may accelerate the Second Secured Borrower Liabilities, declare the Second Secured Borrower Liabilities to be prematurely due and payable and take any of the actions referred to in sub-clause 16.1.3 (in relation to the Second Secured Borrower Liabilities only) and
          16.1.4 (in relation to the Holding Company only) of Clause 16 (RESTRICTION AND ENFORCEMENT).

17.2      ENFORCEMENT BY SECOND SECURED LENDERS
          Following the occurrence of any Second Secured Event of Default, at the expiry of 180 days after the date of delivery of a Second Secured Default Notice and PROVIDED THAT such Second Secured Event of Default is continuing, the Second Secured Facility Agent and/or the Second Secured Lenders may demand payment of the Second Secured Guarantor Liabilities, take any of the actions referred to in sub-clause 16.1.3 or 16.1.4 of Clause 16.1 (SECOND SECURED LIABILITIES), or (PROVIDED THAT the Senior Security Trustee has not commenced enforcement of the Senior Security Documents) require the Second Secured Security Trustee to enforce the Second Secured Security Documents by the taking of such steps as it deems appropriate in accordance with its powers and duties.

18.       PRESERVATION

          Each of the Senior Facility Agent, the Senior Creditors, the Second Secured Facility Agent, the Second Secured Lenders and the Holding Company agrees that the ranking and subordination effected hereby shall be in addition to and shall not prejudice or affect any security or any right or remedy of the Senior Creditors in respect of the Senior Liabilities or the Second Secured Lenders in respect of the Second Secured Liabilities and each of the Senior Facility Agent, the Senior Creditors, the Second Secured Facility Agent, the Second Secured Lenders and the Holding Company hereby agrees that:

          18.1.1 the obligations and liabilities of each of Primacom Management, or any other party or parties, for or in respect of the Senior Liabilities and the Second Secured Liabilities (subject to the agreement between the Senior Creditors and the Second Secured Lenders contained in this Agreement) may in whole or in part, be renewed, extended, amended, supplemented, novated, accelerated, compromised, terminated, sold, transferred, exchanged, waived or released;

          18.1.2 the Senior Creditors and the Second Secured Lenders may exercise or refrain from exercising any right, remedy or power granted by the Security Documents or any other document creating, evidencing or otherwise related to the Senior Liabilities or Second Secured Liabilities or any security interest held, given or intended to be given therefor (including, without limitation, the right to perfect any security interest created in connection therewith);

          18.1.3 (subject to the agreement between the Senior Creditors and the Second Secured Lenders contained in this Agreement) any and all security interests at any time, present or future, held, given or intended to be given for the Senior Liabilities or the Second Secured Liabilities, and any rights or remedies of the Senior Creditors or the Second Secured Lenders in respect thereof may, from time to time, in whole or in part, be exchanged, sold, transferred, released, modified, waived or extended by the Senior Creditors or the Second Secured Lenders; and

          18.1.4 any balance or balances of funds with the Senior Creditors or the Second Secured Lenders at any time standing to the credit of any of Primacom Management may, from time to time, in whole or in part, be surrendered or released, and that all of the above shall be without impairing, abridging, diminishing, releasing or affecting the subordination of the Second Secured Liabilities and the Holding Company Liabilities to the Senior Liabilities (other than the Postponed Senior Liabilities) provided for herein and the Holding Company Liabilities and the Postponed Senior Liabilities to the Second Secured Liabilities provided for herein.

                                     - 26 -
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19.       ENFORCEMENT OF SECURITY

19.1      AUTOMATIC ENFORCEMENT OF SENIOR SECURITY
          If a payment default (or payment defaults in aggregate) in excess of EUR10,000,000 occur(s) under clause 24.1 (FAILURE TO PAY) of the Senior Credit Agreement and such payment default(s) continue for a period of sixty days and PROVIDED THAT, before the expiry of such period the Senior Facility Agent has received written notice from the Majority Senior Lenders to the contrary, then:

          19.1.1 automatically, and without any action by the Senior Lenders or the Senior Agent pursuant to clause 24.25 (ACCELERATION AND CANCELLATION) of the Senior Credit Agreement:

                    (a) all of the Advances (as defined in the Senior Credit Agreement) which are then outstanding shall become immediately due and payable; and

                    (b) the Borrower shall be required to procure that the liabilities of each of the Senior Lenders and the Fronting Bank in respect of all the Letter of Credit Outstandings (as defined in the Senior Credit Agreement) are reduced to zero and/or to provide cash collateral in respect of such liabilities in accordance with the Senior Credit Agreement; and

          19.1.2 the Senior Security Trustee shall commence enforcement of the Senior Security and each Senior Lender party hereto hereby irrevocably instructs the Senior Agent to deliver to the Senior Security Trustee an Enforcement Notice (as defined in the Senior Security Trust Agreement) and instructs the Senior Security Trustee to commence enforcement of the Senior Security.

19.2      ENFORCEMENT OF SENIOR SECURITY
          19.2.1 The terms of the enforcement of the Senior Security Documents are set out in the Senior Security Trust Agreement and the enforcement of the Senior Security by the Senior Security Trustee shall be conducted in accordance with the terms thereof.

          19.2.2 Upon the acceleration of the Senior Liabilities and enforcement of the Senior Security by the Senior Creditors the Second Secured Lenders shall act in co-operation with the Senior Creditors.

          19.2.3 The Second Secured Lenders hereby consent to the enforcement of the Share Pledges relating to the shares of Group members which are incorporated in Germany by way of private sale unless they reasonably believe that, taking into account the timing and circumstances of such enforcement, a sale of the relevant shares by public auction would result in the higher overall recovery by the Debt Providers.

19.3      ENFORCEMENT OF SECOND SECURED SECURITY
          19.3.1 The terms of the enforcement of the Second Secured Security Documents are set out in the Second Secured Security Trust Agreement and the enforcement of the Second Secured Security by the Second Secured Security Trustee shall be conducted in accordance with the terms thereof.

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

          19.3.2 Except as otherwise provided herein the Second Secured Facility Agent, Second Secured Security Trustee and the Second Secured Creditors agree not to exercise the enforcement remedies in respect of any assets subject to the security constituted by the Second Secured Security Documents.

19.4      ENFORCEMENT AND THE GROUP
          Save to the extent required by applicable law, none of the Holding Company Primacom Management or any Senior Guarantor shall have any right to be consulted in relation to or object to any enforcement or other action by the Beneficiaries in relation to the Finance Documents.

20.       PRIORITY OF SECURITY

20.1      PRIORITY OF SECURITY
          The Senior Security conferred by the Senior Security Documents on the Senior Lenders and Hedge Providers will, to the extent that it secures Senior Liabilities (other than the Postponed Senior Liabilities) and/or Hedging Liabilities rank in all respects prior to any security conferred by the Second Security Documents on the Second Secured Lenders, regardless of order or manner of registration, perfection, attachment, notice, execution or otherwise.

20.2      FURTHER ACTIONS TO EVIDENCE PRIORITY
          In the event of the Senior Facility Agent, the Hedge Providers and/or the Second Secured Facility Agent taking any collateral, additional or substituted security for all or any part of the Senior Liabilities or the Second Secured Liabilities respectively, the Senior Facility Agent, the Hedge Providers and the Second Secured Facility Agent, the Senior Security Trustee, the Second Secured Security Trustee and each of the Holding Company, Primacom Management and the Senior Guarantors respectively undertake to execute such documents and do such other acts or things as may be necessary to evidence the priority of such security in the manner established by this Agreement.

20.3      FURTHER ACTION BY RELEVANT GROUP MEMBERS

          Each of the Holding Company, Primacom Management and each Senior Guarantor shall, at the request of the Senior Security Trustee or the Second Secured Trustee, execute such documents and do such other acts or things as may be necessary to evidence the ranking and priorities of the parties established by this agreement or to further ensure that such ranking and priorities will take effect.

          Without limiting the generality of the foregoing, it is agreed that, if as a result of any change in law or any guidance on the application of the current law, the Holding Company is able to grant an assignment of the Holding Company Liabilities to the Senior Security Trustee, then the Senior Security Trustee may request that such assignment be executed by the Holding Company

21.       APPROPRIATION

21.1      SENIOR LIABILITIES
          21.1.1 All amounts received by the Senior Security Trustee pursuant to the Senior Security Trust Agreement or pursuant to the terms hereof, after providing for all

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                    of its outgoings, costs, charges, expenses and liabilities, shall be applied by the Senior Security Trustee in or towards payment of the Senior Liabilities (other than the Postponed Senior Liabilities) in accordance with the Senior Security Trust Agreement.

          21.1.2 Any balance shall be held by the Senior Security Trustee and shall be subsequently applied in or towards payment of the Senior Liabilities (other than the Postponed Senior Liabilities) as and when relevant amounts become due and may be so applied.

          21.1.3 Any balance held by the Senior Security Trustee on the Senior Discharge Date including, without limitation, any amounts required by way of cash collateral in respect thereof, (as to which the Senior Security Trustee shall be entitled to rely on a written certificate from the Senior Facility Agent) shall (after providing for payments ranking in priority as a matter of law) be paid to the Second Secured Security Trustee or, to the extent that payments to the Second Secured Security Trustee will not be permitted under applicable law, to Primacom Management which shall immediately pay such balance to the Second Secured Security Trustee.

21.2      SECOND SECURED LIABILITIES

          21.2.1 All amounts received by the Second Secured Security Trustee pursuant to the Second Secured Security Trust Agreement or pursuant to the terms hereof shall, to the extent permitted by the terms hereof, be applied by the Second Secured Security Trustee in or towards payment of the Second Secured Liabilities in accordance with the Second Secured Security Trust Agreement.

          21.2.2 Any balance shall be held by the Second Secured Security Trustee and shall be subsequently applied in or towards payment of the Second Secured Liabilities as and when relevant amounts become due and may be so applied. Any balance held by the Second Secured Security Trustee on irrevocable discharge in full of the Second Secured Liabilities shall (after providing for payments ranking in priority as a matter of law) be paid to the relevant member of the Group or to such other person as may be entitled thereto.

          21.2.3 Any balance held by the Second Secured Security Trustee on discharge in full of the Second Secured Liabilities to the reasonable satisfaction of the Second Secured Facility Agent shall be paid to the Senior Security Trustee and shall be applied in or towards payment of the Postponed Senior Liabilities.

22.       DISCHARGE OF SENIOR LIABILITIES

22.1      DISCHARGE OF SENIOR LIABILITIES (OTHER THAN POSTPONED SENIOR
          LIABILITIES)
          On the Senior Discharge Date, all the rights and obligations of the Senior Facility Agent and the Senior Creditors hereunder in respect of the Senior Liabilities (other than the Postponed Senior Liabilities) shall (to the extent that the Senior Creditors and/or the Senior Facility Agent is or are entitled to do so) automatically be assigned to and assumed by the Second Secured Facility Agent for and on behalf of the Second Secured

                                     - 29 -
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          Lenders and thereafter references in this Agreement to the Senior
          Facility Agent shall be deemed to be references to the Second Secured Facility Agent.

22.2      DISCHARGE OF SECOND SECURED LIABILITIES
          On discharge in full of the Second Secured Liabilities to the reasonable satisfaction of the Second Secured Facility Agent, all the rights and obligations of the Second Secured Facility Agent and the Second Secured Creditors hereunder in respect of the Second Secured Liabilities shall (to the extent that the Second Secured Creditors and/or the Second Secured Facility Agent is or are entitled to do so) automatically be assigned to and assumed by the Senior Facility Agent for and on behalf of the Senior Secured Lenders.

23.       GROUP MEMBERS' ACKNOWLEDGEMENT

23.1      ACKNOWLEDGEMENT BY MEMBERS OF THE GROUP
          The Holding Company, Primacom Management and each Senior Guarantor recognises the undertakings and obligations to and on the parts of the Senior Creditors and the Second Secured Lenders herein contained and:

          23.1.1 expressly authorises them, the Senior Security Trustee and, to the extent permitted, the Second Secured Security Trustee to enforce the Security Documents in the manner provided for herein or in the Security Trust Agreements; and

          23.1.2 to the extent permitted by applicable law, irrevocably waives any rights which each respectively or collectively may now or in the future have to challenge or have set aside any arrangement relating to:

                    (a) the placing of the proceeds of the enforcement of the Security Documents in a suspense account bearing interest at a commercial rate; or

                    (b) any other matter or thing regarding the order of enforcement of the Security Documents and the priority of the application of the proceeds of such enforcement.

23.2      PRESERVATION OF SECOND SECURED LIABILITIES
          Each of the Holding Company and Primacom Management expressly acknowledge that no failure or delay by the Second Secured Facility Agent or the Second Secured Lenders in exercising any of their respective rights in relation to a Second Secured Event of Default as a result of the provisions of this Agreement shall operate as a waiver or variation of its rights with respect thereto.

24.       DEFENCES
          To the extent permitted by applicable law, the provisions of this Agreement shall not be affected, impaired or revoked by any act, omission, transaction, limitation, matter, thing or circumstance whatsoever which but for this provision might operate to affect the priorities of any of the Security Documents provided for herein including without limitation:

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          24.1.1    any time, waiver or indulgence granted to any of the Holding
                    Company, Primacom Management, any Senior Guarantor or any other person;

          24.1.2 the taking of any other security interest from any of the Holding Company, Primacom Management, any Senior Guarantor or any other person or the variation, compromise, renewal or release of, or the failure, refusal or neglect to take, perfect or enforce, any rights remedies or security interests from or against any of the Holding Company, Primacom Management, any Senior Guarantor or any other person or all or any part of the security constituted by the Security Documents or any other document;

          24.1.3 any legal limitation, disability, incapacity or other circumstances relating to any of the Holding Company, Primacom Management, any Senior Guarantor or any other person; or

          24.1.4 any amendment, supplement to or novation of any of the Finance Documents.

25.       DISCLOSURE

          Each of the Holding Company, Primacom Management and the Senior Guarantors Group hereby consents, so long as any of the security constituted by the Security Documents shall remain subsisting, to the disclosure by any of the Beneficiaries to each other of such information concerning such person to such extent as any Beneficiary shall see fit.

26.       REPAYMENTS

26.1      REPAYMENTS
          No such payments, receipts or amounts in respect of set off as described in Clause 10 (TURNOVER), Clause 14.2 (RECEIPT OF AMOUNTS) or Clause 14.5 (DISCHARGE OF LIABILITIES BY SET-OFF) shall be deemed to constitute payment by any of the Holding Company, Primacom Management and the Senior Guarantors to any Beneficiary (other than, for the avoidance of doubt, the Senior Security Trustee or the Second Secured Security Trustee) in respect of the Senior Liabilities or the Second Secured Liabilities until such time as (and only to the extent that) the same have actually been applied by the Senior Security Trustee or the Second Secured Security Trustee in reduction of such liabilities in accordance with the terms of this Agreement.

27.       AMENDMENTS
          The provisions of this Agreement may not be amended (otherwise than in accordance with the terms hereof) except by written agreement between the Senior Facility Agent, the Majority Senior Lenders, the Hedge Providers, the Senior Security Trustee, the Second Secured Facility Agent, the Majority Second Secured Lenders, the Second Secured Security Trustee and, if any such amendment would impose upon or vary any obligation or right of the Holding Company or any Senior Guarantor under the Holding Company Loan Documents, then the consent and agreement of such party to such amendment shall be required.

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28.       NOTICES

28.1      NOTICES OF WRITING
          Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by telex (provided answerback is received) or letter.

28.2      DELIVERY OF NOTICES
          Any communication or document to be made or delivered by one person to another pursuant to or in connection with this Agreement shall (unless that other person has by fifteen days' written notice to the one specified another address) be made or delivered to that other person at the address identified with its signature below and shall be deemed to have been made or delivered when despatched (and answerback received) (in the case of any communication made by telex) or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post, postage prepaid, in an envelope addressed to it at that address PROVIDED THAT if such communication or document would otherwise be deemed to have been received on a day which is not a business day it shall be deemed to have been received on the next subsequent business day.

28.3      ENGLISH LANGUAGE
          Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language.

29.       MISCELLANEOUS

29.1      COUNTERPARTS
          This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute one and the same instrument.

29.2      OBLIGATIONS BINDING
          The obligations of the parties who have executed this Agreement shall not be affected by the fact that not all of the parties hereto have validly executed this Agreement and such obligations shall be binding INTER SE.

29.3      SEVERABILITY
          If any provision of this Agreement is prohibited or unenforceable in any jurisdiction in relation to any party hereto, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction or in relation to any of the other parties hereto.

29.4      INTEREST ON OVERDUE AMOUNTS
          Each amount payable by a party hereto to the Senior Security Trustee which is not paid when due and payable shall carry interest until paid (as well before as after judgement) payable on demand at a rate of interest as would equal the cost to the Senior Security Trustee of borrowing such amount as determined by the Senior Security Trustee.

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

29.5      BENEFICIARIES ACKNOWLEDGEMENT
          The Beneficiaries hereby acknowledge that the certificate of the Senior Facility Agent concerning the amounts due to each Senior Beneficiary in respect of the payment obligations of Primacom Management or any Senior Guarantor under the Senior Documents and of the Second Secured Facility Agent concerning the amounts due to each Second Secured Beneficiary in respect of the payment obligations of the Holding Company or Primacom Management under the Second Secured Documents, shall be binding upon each Beneficiary hereunder in the absence of manifest error.

29.6      PRIORITY CUMULATIVE
          The priority, ranking and subordination provisions of this Agreement are cumulative.

29.7      AGREEMENT TO OVERRIDE
          This Agreement overrides anything in the Senior Documents, the Hedge Contracts, the Second Secured Documents and the Holding Company Loan Documents to the contrary (whether executed before or after the date of this Agreement) unless any provision in this Agreement expressly contemplates that any provision of such documents shall override the provisions of this Agreement.

29.8      AGREEMENT SHALL NOT CONSTITUTE SECURITY
          The parties hereto confirm that this Agreement shall not constitute nor create nor is it intended to constitute or create any security interest on the part of the Second Secured Facility Agent or the Second Secured Lenders.

29.9      AGENT RESIGNATION
          Neither the Senior Facility Agent nor the Second Secured Facility Agent may resign or be removed as specified in the Senior Credit Agreement or the Second Secured Facility Agreement (as the case may be) unless a replacement Senior Facility Agent or Second Secured Facility Agent agrees with all other parties hereto to become the replacement agent under this Agreement by execution of an Accession Agreement.

29.10     SENIOR FACILITY AGENT NOTIFICATION
          Promptly after the Senior Facility Agent has been notified by the Senior Creditors that the Senior Liabilities have been irrevocably paid in full, the Senior Facility Agent shall confirm this fact in writing to the Second Secured Facility Agent and the Senior Security Trustee.

29.11     PERPETUITY PERIOD
          The Perpetuity period for each trust created pursuant to this Agreement shall be eighty years from the date of this Agreement.

30.       ASSIGNMENTS AND TRANSFERS

30.1      LENDERS ENTITLED TO BENEFIT OF AGREEMENT
          The parties hereto confirm that any person becoming a Senior Lender, a Hedge Provider or a Second Secured Lender (by the execution of a substitution or transfer certificate or otherwise) shall be entitled to the benefit of the provisions contained herein as if it had been originally named a party hereto. Each party hereto makes an irrevocable offer, without the need for any further action, to each such person which may be accepted by such person becoming a Senior Lender, a Hedge Provider or a Second Secured Lender. In addition each party hereto (including parties subsequently becoming bound by this Agreement) irrevocably authorises the Senior Facility Agent to agree, on its behalf with any other person intended to become a party hereto as a Senior Lender, a Hedge Provider or a Second Secured Lender to the execution of an Accession Agreement so as to make such person a party to this Agreement as a Senior Lender, a Hedge Provider or a Second Secured Lender. The parties hereto agree that this authorisation is given to secure the interests of the parties under this Agreement and is accordingly irrevocable.

          The Senior Facility Agent shall notify Primacom Management (and such notice to Primacom Management shall be deemed to constitute notice to the Holding Company, Primacom Management and the Senior Guarantors) of the identity of any person who becomes a party to this Agreement pursuant to this Clause.

30.2      ACCESSION AGREEMENT
          The parties hereto agree that none of the Senior Creditors or, as the case may be, the Second Secured Lenders or, as the case may be, the Senior Guarantors will assign or transfer to any person the whole or any part of their rights or obligations in respect of the Senior Liabilities or the Second Secured Liabilities or the relevant Holding Company Liabilities unless the assignee or transferee previously or simultaneously agrees with the other parties hereto to be bound by the provisions of this Agreement as if it was named herein and subject to the same rights and obligations (mutatis mutandis) as the Senior Creditors or, as the case may be, the Second Secured Lenders or, as the case may be, the Holding Company and executes and delivers to the Senior Security Trustee (with a copy to the Senior Facility Agent) an Accession Agreement.

30.3      ACCESSION AS A GROUP MEMBER
          If any person becomes a guarantor or otherwise becomes liable for any of the Senior Liabilities, the Second Secured Liabilities or any Holding Company Liabilities, Primacom Management will procure that such person will become a party hereto as a Senior Guarantor by the execution of an Accession Agreement. Primacom Management shall not permit any person to become a guarantor or otherwise liable for any of the Second Secured Liabilities or the Holding Company Liabilities unless the prior written consent of the Senior Facility Agent shall first have been obtained.

31.       THIRD PARTY RIGHTS

31.1      EXCLUSION EXCEPT SPECIFIED CLAUSES
          Subject to this Clause, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 (the "THIRD PARTIES ACT") to enforce any term of this Agreement.

31.2      GRANT OF RIGHTS UNDER THE ACT
          Any person party to the Senior Credit Agreement at the date of this Agreement or from time to time thereafter which is not an original party to this Agreement and which has not signed an Accession Agreement (a "NON-PARTY SENIOR BANK") may enforce the terms of Clauses 3 (RANKING) to 7 (UNDERTAKINGS OF THE SECOND SECURED FACILITY AGREEMENT AND THE SECOND SECURED LENDERS) subject to and in accordance with this Clause and Clause 35 (JURISDICTION) and the provisions of the Third Parties Act.

31.3      CONSENT TO AMENDMENTS
          The parties to this Agreement do not require the consent of any Non-Party Senior Bank to rescind or vary this Agreement at any time PROVIDED THAT the provisions of Clause 27 (AMENDMENTS) have been complied with. Non-Party Senior Banks may vote and form part of a Majority Senior Lender group for the purposes of this Agreement.

32.       THE SECURITY TRUSTEES

32.1      APPOINTMENT AND ROLE OF SENIOR SECURITY TRUSTEE
          In addition to the role provided for and the rights contained in this Agreement the appointment, role, rights and powers of the Senior Security Trustee are as set out in the Senior Security Trust Agreement.

32.2      APPOINTMENT AND ROLE OF SECOND SECURED SECURITY TRUSTEE
          In addition to the role provided for and the rights contained in this Agreement the appointment, role, rights and powers of the Second Secured Security Trustee are as set out in the Second Secured Security Trust Agreement.

33.       STATUS OF OBLIGORS

33.1      PRIORITIES
          Primacom Management and each Senior Guarantor joins in this Agreement for the purpose of acknowledging the priorities, ranking, subordination, rights and obligations recorded in this Agreement and undertakes with each of the other parties hereto to observe the provisions of this Agreement at all times and not in any way to prejudice or affect the enforcement of such provisions or do or suffer anything which would be inconsistent with the terms of this Agreement.

33.2      NO RIGHTS OF GROUP MEMBERS
          None of the Holding Company, Primacom Management nor any Senior Guarantor shall have any rights hereunder and none of the undertakings herein contained on the part of the Senior Creditors or the Second Secured Lenders are given (or shall be deemed to have been given) to, or for the benefit of, any of the Holding Company, Primacom Management or any Senior Guarantor (save pursuant to sub-clause 21.2.2 of Clause
          21.2 (SECOND SECURED LIABILITIES)).

34.       GOVERNING LAW

          This Agreement shall be governed by, construed and interpreted in accordance with the laws of England.

35.       JURISDICTION

35.1      ENGLISH COURTS
          The Courts of England have exclusive jurisdiction to settle any dispute (a "DISPUTE") arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

35.2      CONVENIENT FORUM
          The parties agree that the Courts of England are the most appropriate and convenient courts to settle Disputes between them, and, accordingly, that they will not argue to the contrary.

35.3      NON-EXCLUSIVE JURISDICTION
          This Clause 35 is for the benefit of the Beneficiaries only. As a result and notwithstanding Clause 35.1 (ENGLISH COURTS), it does not prevent any Beneficiary from taking proceedings relating to a Dispute ("PROCEEDINGS") in any other Courts with jurisdiction. To the extent allowed by law, the Beneficiaries may take concurrent Proceedings in any number of jurisdictions.

35.4      SERVICE OF PROCESS
          Each of the Holding Company, Primacom Management and each Senior Guarantor agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any suit, action or proceeding in England, to Baker & Mckenzie, 100 New Bridge Street, London EC4 6JA (marked for the attention of "Partner in charge of Litigation") or, if different, its principal place of business for the time being. If the appointment of the person mentioned in this Clause 35.4 ceases to be effective in respect of any or all of the Holding Company, Primacom Management and each Senior Guarantor (as relevant) shall immediately appoint a further person in England to accept service of process on its behalf in England and failing such appointment within 15 days, the Senior Facility Agent shall be entitled to appoint such a person by notice to the Holding Company, Primacom Management or, as the case may be, the relevant Senior Guarantor. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

35.5      WAIVER OF TRIAL BY JURY
          Each of the parties hereto hereby waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this Agreement or the relationships established hereunder and whether arising or asserted before or after the date hereof or before or after the payment, observance and performance in full of such party's obligations hereunder.

IN WITNESS whereof this Agreement has been executed and delivered as a deed by the parties hereto the day and year first above written.

                                   SCHEDULE 1
                              THE SENIOR CREDITORS

                                     PART A
                               THE SENIOR LENDERS

BANK

Bank of America N.A.

Bankgesellschaft Berlin AG, London Branch

Barclays Bank PLC

Bayerische Hypo-und Vereinsbank AG

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.

Dresdner Bank AG, Hamburg

Entenial

Fortis Bank (Nederland) N.V.

IBM Deutschland Kreditbank GMBH

ING Bank N.V.

JP Morgan Chase Bank

Landesbank Rheinland-Pfalz Girozentrale

Lehman Commercial Paper Inc.

The Governor and Company of The Bank of Scotland

The Royal Bank of Scotland plc

The Toronto-Dominion Bank


FRONTING BANK

J.P. Morgan AG


OVERDRAFT BANK

J.P. Morgan AG

                                     PART B

                               THE HEDGE PROVIDERS

                              Bank of America N.A.
                                Dresdner Bank AG
                              JP Morgan Chase Bank

                                   SCHEDULE 2

                           THE SECOND SECURED LENDERS


                              JP Morgan Chase Bank
                                Barclays Bank PLC
                                Dresdner Bank AG
                          Lehman Commercial Paper Inc.
                            The Toronto Dominion Bank

                                   SCHEDULE 3

                           ORIGINAL SENIOR GUARANTORS

Communikabel Holding B.V.

Communikabel N.V.

Decimus Beteiligungs-und Verwealtungsgesellschaft mbH

PrimaCom Niedersachsen GmbH, Hannover (formerly known as Grossgemeinschaft -
  Antennenanlagen Lizenz und Betriebs GmbH, Osnabruck)

Kabelfernsehen Plauen GmbH, Plauen

Kabel-Fernsehen Leipzig Verwaltungs GmbH, Leipzig

KabelMedia Erste Fernsehkabelbeteiligungs GmbH & Co. KG, Mainz

KabelMedia Erste Fernsehkabelbeteiligungs Verwaltungs GmbH, Mainz

Noord Holland Digitaal B.V.

N.V. Multikabel (formerly known as N.V. Kabeltelevisie Kop Noord-Holland)

PrimaCom Aachen GmbH (formerly known as Kabelcom Aachen Gesellschaft fur
  Kabelkommunikation mbH, Aachen)

PrimaCom Angelbachtal GmbH (formerly known as Dritte Kabelvision Management
  Beteiligungs Verwaltungs GmbH, Eschborn)

PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG, Region Berlin, Mainz

PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG, Region Hoyerswerda, Mainz

PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG, Region Leipzig, Mainz

PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG, Region Nordwest, Mainz

PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG, Region Plauen, Mainz

PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG, Region Sudwest, Mainz

PrimaCom Kabelbetriebsverwaltungsgesellschaft mbH, Mainz

PrimaCom Marketing & Development GmbH (formerly known as PrimaCom
  Kabelbetriebsgesellschaft Chemnitz mbH, Mainz)

PrimaCom Mettlach GmbH & Co. KG, Mainz

PrimaCom Netherlands Holding B.V.

PrimaCom Nettetal GmbH & Co. KG, Mainz

PrimaCom Network & Operations GmbH, Mainz (formerly known as Kabelvision
  Delitzsch Verwaltungs GmbH, Leipzig)

PrimaCom Nord GmbH, Mainz

PrimaCom Kabelprojekt GmbH (formerly known as Suweda Kabelprojekt GmbH, Mainz)

PrimaCom Projektmanagement Verwaltungs GmbH Mainz (formerly known as KabelMedia
  Projekt management Kommunikationsnetze Verwaltungs GmbH, Leipzig)

PrimaCom Angelbachtal GmbH & Co. KG, Mainz

PrimaCom Berlin GmbH (formerly known as ISIT Ingenieurgesellschaft fur
  Satelliten-Informations-und Telekommunikations-technik MbH, Frankfurt)

PrimaCom Region Berlin GmbH & Co. KG, Ahrensfelde

PrimaCom Region Dresden GmbH (formerly known as Erste Kabelvision Management
  Beteiligungs verwatlungs GmbH, Eschborn)

PrimaCom Region Dresden GmbH & Co.KG, Mainz

PrimaCom Region Leipzig GmbH & Co. KG, Leipzig

PrimaCom Region Magdeburg GmbH (formerly known as Antennen-Lindemann
  Verwaltungs GmbH)

PrimaCom Region Magdeburg GmbH & Co. KG, Magdeburg

PrimaCom Schwerin GmbH (formerly known as Innocom Schwerin Kabel-Antennen-und
  Kommunikationsanlagen Service Verwaltungs GmbH, Eschborn)

PrimaCom Region Schwerin GmbH & Co. KG, Schwerin

PrimaCom Region Sudwest II GmbH (formerly known as Acotec Kabelvision GmbH)

PrimaCom Region Wiesbaden GmbH (formerly known as Kabelcom Wiesbaden
  Gesellschaft fur BreitbandkabelKommunikation Beteiligungs GmbH, Wiesbaden)

PrimaCom Stormarn GmbH & Co. KG, Mainz

PrimaCom Sudwest I GmbH (formerly known as Kabelvision Wiedmann-Dettwiler St.
  Georgen Verwaltungs GmbH, Angelbachtal)

PrimaCom Sudwest I GmbH & Co. KG, Angelbachtal

PrimaCom Verl GmbH & Co. KG, Mainz

RFH Regionalfernsehen Harz Verwaltungs GmbH (formerly know as ad media
  Gesellschaft mit beschrankter Haftung)

RFH Regionalfernsehen Harz GmbH & Co. KG (formerly known as ad media
  Gesellschaft mit beschrankter Haptung & Co. Local TV KG)

Telekommunikations GmbH Kirchheimbolanden

Zweite Kabelvision Management Beteiligungs GmbH & Co. KG, Mainz

Zweite Kabelvision Management Beteiligungs Verwaltungs GmbH, Frankfurt

PrimaCom Projektmanagement GmbH, Mainz

PrimaCom Projektmanagement GmbH & Co. KG, Mainz

                                   SCHEDULE 4

                           FORM OF ACCESSION AGREEMENT

THIS Agreement dated [     ], [   ] is supplemental to an intercreditor
agreement (the "INTERCREDITOR AGREEMENT") dated [    ], 2002 between, amongst
others, the Primacom Obligors, the Senior Security Trustee, the Senior Lenders, the Second Secured Security Trustee and the Second Secured Lenders referred to therein.

Words and expressions defined in the Intercreditor Agreement have the same meaning when used in this Agreement.

[Name of New Primacom Obligor/Senior Facility Agent/Senior Lender/Hedge Providers/Second Secured Facility Agent/Second Secured Lender] hereby agrees with each other person who is or who becomes a party to the Intercreditor Agreement that with effect on and from the date hereof it will be bound by the Intercreditor Agreement as [a Primacom Obligor/Senior/Second Secured Lender/Agent/Hedge Providers] as if it had been party to the Intercreditor Agreement in that capacity.

Address for notice of [Name of New Primacom Obligor/Senior Facility Agent/Senior Lender/Second Secured Facility Agent/Hedge Providers/Second Secured Lender] for the purposes of Clause 28 (Notices) of the Intercreditor Agreement is:

         [

                                  ].

[Process Agent details for New Primacom Obligor, if applicable].

This Agreement is governed by English law.

EXECUTED AS A DEED                  )
by [Name of New Party]              )
acting by [        ]                )
in the presence of:-                )

Name:

Address:

                                 SIGNATURE PAGES

THE SENIOR SECURITY TRUSTEE

J. P. MORGAN AG

By:

Address:


Attention:

Fax:

acting in its capacity as Senior Security Trustee for the purposes hereof and on behalf of the Beneficiaries


THE SENIOR FACILITY AGENT

J. P. MORGAN EUROPE LIMITED

By:

Address:


Attention:

Fax:

acting in its capacity as agent on behalf of the Senior Lenders


THE SENIOR LEAD ARRANGERS

BANK OF AMERICA SECURITIES LIMITED

By:

BARCLAYS CAPITAL (THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC)


By:


DRESDNER BANK AG, LONDON BRANCH

By:


FORTIS BANK (NEDERLAND) N.V.

By:


ING BANK N.V.

By:


J. P. MORGAN PLC

By:


THE ROYAL BANK OF SCOTLAND PLC

By:


TD BANK EUROPE LIMITED

By:

THE SENIOR LENDERS

BANK OF AMERICA N.A.

By:


BANKGESELLSCHAFT BERLIN AG, LONDON BRANCH

By:


BARCLAYS BANK PLC

By:


BAYERISCHE HYPO-UND-VEREINSBANK AG

By:


COOPERATIVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By:


DRESDNER BANK AG, HAMBURG

By:


ENTENIAL

By:


FORTIS BANK (NEDERLAND) N.V.

By:

IBM DEUTSCHLAND KREDITBANK GMBH

By:


ING BANK N.V.

By:


JP MORGAN CHASE BANK

By:


LANDESBANK RHEINLAND-PFALZ GIROZENTRALE

By:


LEHMAN COMMERCIAL PAPER INC.

By:


THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:


THE ROYAL BANK OF SCOTLAND PLC

By:


THE TORONTO-DOMINION BANK

By:

THE SECOND SECURED FACILITY AGENT

J. P. MORGAN EUROPE LIMITED

By:

Address:


Attention:

Fax:

acting in its capacity as agent on behalf of the Second Secured Lenders


THE SECOND SECURED ARRANGERS

J. P. MORGAN PLC

By:


BARCLAYS CAPITAL (THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC)

By:


DRESDNER BANK AG, LONDON BRANCH

By:


LEHMAN BROTHERS EUROPE LIMITED

By:


TD SECURITIES LIMITED

By:


THE SECOND SECURED LENDERS

J. P. MORGAN CHASE BANK

By:


BARCLAYS BANK PLC

By:


DRESDNER BANK AG

By:


LEHMAN BROTHERS EUROPE LIMITED

By:


TD SECURITIES LIMITED

By:


THE HOLDING COMPANY

PRIMACOM AG

By:


PRIMACOM MANAGEMENT

PRIMACOM MANAGEMENT GMBH, ESCHBORN

By:


THE GUARANTORS

PRIMACOM REGION SUDWEST II GMBH (FORMERLY KNOWN AS ACOTEC KABELVISION GMBH)

By:

RFH REGIONALFERNSEHEN HARZ GMBH & CO., KG (FORMERLY KNOWN AS AD MEDIA
  GESELLSCHAFT MIT BESCHRANKTER HAFTUNG & CO. LOCAL TV KG)

By:


RFH REGIONALFERNSEHEN HARZ VERWALTUNGS-GMBH (FORMERLY KNOWN AS AD MEDIA
  GESELLSCHAFT MIT BESCHRANKTER HAFTUNG)

By:


PRIMACOM REGION MAGDEBURG GMBH (FORMERLY KNOWN AS ANTENNEN-LINDEMANN VERWALTUNGS
  GMBH)

By:


COMMUNIKABEL HOLDING B.V.

By:


COMMUNIKABEL N.V.

By:


PRIMACOM ANGELBACHTAL GMBH (FORMERLY KNOWN AS DRITTE KABELVISION MANAGEMENT
  BETEILIGUNGS VERWALTUNGS GMBH, ESCHBORN)

By:

PRIMACOM REGION DRESDEN GMBH (FORMERLY KNOWN AS ERSTE KABELVISION MANAGEMENT
  BETEILIGUNGS VERWALTUNGS GMBH, ESCHBORN)

By:


PRIMACOM SCHWERIN GMBH (FORMERLY KNOWN AS INNOCOM SCHWERIN KABEL- ANTENNEN -UND
  KOMMUNIKATIONSANLAGEN SERVICE VERWALTUNGS GMBH, ESCHBORN)

By:


PRIMACOM BERLIN GMBH (FORMERLY KNOWN AS ISIT INGENIEURGESELLSCHAFT FUR
  SATELLITEN-INFORMATIONS-UND TELEKOMMUNIKATIONS-TECHNIK MBH, FRANKFURT)

By:


PRIMACOM AACHEN GMBH (FORMERLY KNOWN AS KABELCOM AACHEN GESELLSCHAFT FUR
  KABELKOMMUNIKATION MBH, AACHEN)

By:


PRIMACOM REGION WIESBADEN GMBH (FORMERLY KNOWN AS KABELCOM WIESBADEN
  GESELLSCHAFT FUR BREITBANDKABELKOMMUNIKATION BETEILIGUNGS GMBH, WIESBADEN)

By:


KABEL-FERNSEHEN LEIPZIG VERWALTUNGS GMBH, LEIPZIG

By:


KABELMEDIA ERSTE FERNSEHKABELBETEILIGUNGS GMBH & CO. KG, MAINZ

By:

KABELMEDIA ERSTE FERNSEHKABELBETEILIGUNGS VERWALTUNGS GMBH, MAINZ

By:


PRIMACOM PROJEKTMANAGEMENT VERWALTUNGS GMBH, MAINZ (FORMERLY KNOWN AS KABELMEDIA
  PROJEKTMANAGEMENT KOMMUNIKATIONSNETZE VERWALTUNGS GMBH, LEIPZIG)

By:


PRIMACOM NETWORK & OPERATIONS GMBH, MAINZ (FORMERLY KNOWN AS KABELVISION
  DELITZSCH VERWALTUNGS GMBH, LEIPZIG)

By:


PRIMACOM SUDWEST I GMBH (FORMERLY KNOWN AS KABELVISION WIEDMANN-DETTWILER ST.
  GEORGEN VERWALTUNGS GMBH, ANGELBACHTAL)

By:


KABELFERNSEHEN PLAUEN GMBH, PLAUEN

By:


NOORD HOLLAND DIGITAAL B.V.

By:


N.V. MULTIKABEL (FORMERLY KNOWN AS N.V. KABELTELEVISIE KOP NOORD-HOLLAND)

By:


PRIMACOM NORD GMBH, MAINZ

By:

PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION BERLIN, MAINZ

By:


PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION HOYERSWERDA, MAINZ

By:


PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION LEIPZIG, MAINZ

By:


PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION NORDWEST, MAINZ

By:


PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION PLAUEN, MAINZ

By:


PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION SUDWEST, MAINZ

By:


PRIMACOM KABELBETRIEBSVERWALTUNGSGESELLSCHAFT MBH, MAINZ

By:


PRIMACOM METTLACH GMBH & CO. KG, MAINZ

By:

PRIMACOM NETTETAL GMBH & CO. KG, MAINZ

By:


PRIMACOM PROJEKTMANAGEMENT GMBH, MAINZ

By:


PRIMACOM ANGELBACHTAL GMBH & CO. KG, MAINZ

By:


PRIMACOM REGION BERLIN GMBH & CO. KG, AHRENSFELDE

By:


PRIMACOM REGION DRESDEN GMBH & CO.KG, MAINZ

By:


PRIMACOM REGION LEIPZIG GMBH & CO. KG, LEIPZIG

By:


PRIMACOM REGION MAGDEBURG GMBH & CO. KG, MAGDEBURG

By:


PRIMACOM REGION SCHWERIN GMBH & CO. KG, SCHWERIN

By:


PRIMACOM STORMARN GMBH & CO. KG, MAINZ

By:

PRIMACOM SUDWEST I GMBH & CO. KG, ANGELBACHTAL

By:


PRIMACOM VERL GMBH & CO. KG, MAINZ

By:


PRIMACOM KABELPROJEKT GMBH (FORMERLY KNOWN AS SUWEDA KABELPROJEKT GMBH, MAINZ)

By:


ZWEITE KABELVISION MANAGEMENT BETEILIGUNGS GMBH & CO. KG, MAINZ

By:


ZWEITE KABELVISION MANAGEMENT BETEILIGUNGS VERWALTUNGS GMBH, FRANKFURT

By:


PRIMACOM MARKETING & DEVELOPMENT GMBH (FORMERLY KNOWN AS PRIMACOM
  KABELBETRIEBSGESELLSCHAFT CHEMNITZ MBH, MAINZ)

By:

PRIMACOM NETHERLANDS HOLDING B.V.

By:


DECIMUS BETEILIGUNGS-UND VERWALTUNGSGESELLSCHAFT MBH

By:


PRIMACOM NIEDERSACHSEN GMBH, HANNOVER (FORMERLY KNOWN AS
  GROSSGEMEINSCHAFT-ANTENNENANLAGEN LIZENZ UND BETRIEBS GMBH, OSNABRUCK)

By:


TELEKOMMUNIKATIONS GMBH KIRCHHEIMBOLANDEN

By:


PRIMACOM PROJECKTMANAGEMENT GMBH & CO. KG, MAINZ

By: